EXHIBIT 10.1

Amendment No. 4 to the

Aspen Group, Inc.

2012 Equity Incentive Plan

This Amendment No. 4 to the 2012 Equity Incentive Plan (the “Plan”) amends the number of shares authorized under Plan by deleting 9,300,000 from Section 4 and replacing it with 11,300,000.

Effective December 17, 2013